SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 23, 2003
Date of Report (Date of earliest event reported)

StockerYale, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	0-27372 (Commission File No.)	04-2114473 (IRS Employer Identification No.)

32 Hampshire Road, Salem, New Hampshire
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
(603) 893-8778

Not applicable
(Former name or former address, if changed since last report)

Exhibit Index on Page 2

Item 5. Other Events and Regulation FD Disclosure.

     Press Release, issued June 23, 2003.

Item 7. Financial Statements and Exhibits.

(C) Exhibits

     On June 23, 2003, StockerYale issued the press release attached hereto as Exhibit 99.1 concerning completion of debt refinancing, an equity private placement, and the appointment of a new director. The press release is incorporated herein by this reference.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

StockerYale, Inc.

Date:	June 23, 2003	By:	/s/ Francis J. O'Brien Francis J. O'Brien Chief Financial Officer and Secretary

2 / STKR /	FORM 8-K

EXHIBIT 99.1

Investor Contacts:	Fredrick R. Pilon StockerYale, Inc. (603) 870-8229 email: fpilon@stockeryale.com

Press Contacts:	James Gargas StockerYale, Inc. (603) 870-8217 email: jgargas@stockeryale.com

STOCKERYALE COMPLETES DEBT REFINANCING

 AND EQUITY PLACEMENT

Company Announces New Board Member

Salem, NH, June 23, 2003 - - StockerYale, Inc. (NASDAQ: STKR), an independent supplier of photonics-based products, today announced the successful refinancing of its Canadian subsidiary's credit facility with the National Bank of Canada. The new facility replaces an expired facility with Toronto-Dominion Bank and consists of a C$2.5 million revolving credit facility secured by receivables and inventory and a C$2.3 million term loan secured by equipment and the Company's Montreal research and development center.  "We are very pleased that this new facility, which brings all the Company's debt into compliance, will provide additional working capital for our rapidly growing Canadian- based structured light laser business," said Frank O'Brien, StockerYale's chief financial officer.

Independent of the bank financing, the Company also completed a $1.2 million private equity placement with several of the Company's institutional shareholders. Proceeds will be used for general working capital purposes.

NEW BOARD MEMBER

The Company is pleased to announce that Mr. Dietmar Klenner has joined StockerYale as an independent director. Based in Vienna, Austria, Mr. Klenner was with American Express International Banking Corporation and Merrill Lynch from 1979 to 1989 before founding the financial asset services firm, KS Securities Asset Management. In 2001,

Mr. Klenner merged KS Securities into the Austrian Investment Management Company to create Austria's largest private asset firm. Active on numerous boards, Mr. Klenner recently co-founded Meridian Global Advisors, which focuses on counseling small to mid-size companies on increasing shareholder value, direct investments, real-estate holdings, and achieving market leadership. "I am very pleased that Dietmar Klenner has agreed to join our board. Dietmar brings considerable public company experience, as well as a clear understanding of StockerYale's transformation having been instrumental in raising equity capital for the Company in 2000," said Mark W. Blodgett, StockerYale's chairman and chief executive officer. "In addition, with over 40% of our business from international markets with Europe's contribution continuing to grow, we look forward to Dietmar's participation and contributions as we plot our way towards profitability," added Blodgett.

About StockerYale

StockerYale, Inc., headquartered in Salem, NH, is an independent designer and manufacturer of structured light lasers, light emitting diodes, (LEDs), fiber optic, and fluorescent illumination technologies as well as specialty optical fiber and phase masks for use in a wide range of markets and industries including the machine vision, telecommunications, aerospace, defense and security, utilities, industrial inspection, and medical markets.

StockerYale serves a widely varied, international customer base and reinvests a significant percentage of its revenues in R&D to meet the future requirements of its customers. StockerYale has offices and subsidiaries in the U.S., Canada, Europe, and the Pacific Rim.

For more information about StockerYale and their innovative products, contact

StockerYale, Inc., 32 Hampshire Rd., Salem, NH, 03079.

Call 800-843-8011; Fax 603-893-5604; Email info@stockeryale.com.

Notice to Investors:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, the Company's future operating results and sales trends. Reliance should not be placed on forward looking statements because they involve known and unknown risks, uncertainties and other factors which are in some cases, beyond the control of StockerYale, which may cause the actual results, performance or achievements of the Company to differ materially from anticipated future results, performance or achievements expressed or implied by such forward looking statements.  StockerYale undertakes no duty to update any of these forward-looking statements.

StockerYale and the StockerYale logo are trademarks of StockerYale, Inc. All other trademarks or registered trademarks are the property of their respective owners.

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